Exhibit 10.18

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of March 16, 2010, by and between ZEROSMOKE NORTH AMERICA, INC. (the “Company”), and the CARGO CONNECTION LOGISTICS HOLDING, INC (the “Secured Party” or “Buyer”).

WHEREAS, the Company has entered into a Secured Promissory Note in the amount Twenty-Five Thousand Dollars ($25,000);

WHEREAS, to induce the Secured Party to enter into Secured Promissory Note, (collectively referred to as the “Transaction Documents”), the Company hereby grants to the Secured Party a first priority security interest in and to the pledged property identified on Exhibit “A” hereto (collectively referred to as the “Pledged Property”) until the satisfaction of the Obligations, as defined herein below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

Section 1.1.	Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2.	Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3.	Obligations Secured.

The obligations secured hereby are any and all obligations of the Company now existing or hereinafter incurred to the Secured Party, whether oral or written and whether arising before, on or after the date hereof including, without limitation, those obligations of the Company to the Secured Party under the Subscription Agreement and the other Transaction Documents, and any other amounts now or hereafter owed to the Secured Party by the Company thereunder or hereunder (collectively, the “Obligations”).

ARTICLE 2.

PLEDGED COLLATERAL, ADMINISTRATION OF COLLATERAL

AND TERMINATION OF SECURITY INTEREST

Section 2.1.	Grant of Security Interest.

1.           As security for the Obligations, Company hereby pledges to Secured Party and grants to Secured Party a security interest in all right, title and interests of Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the  “Pledged Collateral.”).

(a)           Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property.  Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

Section 2.2.	Rights; Interests; Etc.

(a)           So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

(i)           the Company shall be entitled to exercise any and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and

(ii)           the Company shall be entitled to receive and retain any and all payments paid or made in respect of the Pledged Property.

(b)           Upon the occurrence and during the continuance of an Event of Default:

(i)           All rights of the Company to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Collateral such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Collateral pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Company for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

(ii)           All interest, dividends, income and other payments and distributions which are received by the Company contrary to the provisions of Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and shall be forthwith paid over to the Secured Party; or

(iii)           The Secured Party in its sole discretion shall be authorized to sell any or all of the Pledged Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Convertible Debenture as described herein

(c)           Each of the following events shall constitute a default under this Agreement (each an “Event of Default”):

(i)           any default, whether in whole or in part, shall occur in the payment to the Secured Party of principal, interest or other item comprising the Obligations as and when due or with respect to any other debt or obligation of the Company to a party other than the Secured Party;

(ii)           any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Agreement or the Transaction Documents;

(iii)           the Company shall:  (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking:  (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any of the proceedings set forth in this Section 2.2(c)(ii) under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or (iii)any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.2(c)(ii) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of thirty (30) days.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

Section 3.1.	Secured Party Appointed Attorney-In-Fact.

Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.  The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine.  To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property or Pledged Collateral to make payments directly to the Secured Party.

Section 3.2.	Secured Party May Perform.

If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Section 4.1.	Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.2.	Ownership of Pledged Property.

The Company warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

ARTICLE 5.

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

Section 5.1.	Default and Remedies.

(a)           If an Event of Default described in Section 2.2(c)(i) or (ii) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due and payable.  If an Event of Default described in Sections 2.2(c)(iii) or (iv) occurs and is continuing for the period set forth therein, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party.

(b)           Upon the occurrence of an Event of Default, the Secured Party shall: (i) be entitled to receive all distributions with respect to the Pledged Collateral, (ii) to cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged Property, and (iv) to realize upon any and all rights in the Pledged Property then held by the Secured Party.

Section 5.2.	Method of Realizing Upon the Pledged Property: Other Remedies.

Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party’s right to realize upon the Pledged Property:

(a)           Any item of the Pledged Property may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Company ten (10) days’ prior written notice of the time and place or of the time after which a private sale may be made (the “Sale Notice”)), which notice period shall in any event is hereby agreed to be commercially reasonable.  At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party.  The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

(b)           Any cash being held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as follows:

(i)           to the payment of all amounts due the Secured Party for the expenses reimbursable to it hereunder or owed to it pursuant to Section 8.3 hereof;

(ii)           to the payment of the Obligations then due and unpaid.

(iii)           the balance, if any, to the person or persons entitled thereto, including, without limitation, the Company.

(c)           In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

(i)           If the Company fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.

(ii)           The Company agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

Section 5.3.	Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), subject to the rights of Previous Security Holders, shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)           to file and prove a claim for the whole amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

(ii)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

Section 5.4.	Duties Regarding Pledged Collateral.

The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS

The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

Section 6.1.	Existence, Properties, Etc.

(a)           The Company shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Company shall not do, or cause to be done, any act impairing the Company’s corporate power or authority (i) to carry on the Company’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder.  For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse affect as determined by Secured Party in its sole discretion, whether individually or in the aggregate, upon (a) the Company’s assets, business, operations, properties or condition, financial or otherwise or results of operations of the Company, taken as a whole, excluding any change, event, circumstance or effect that is caused by changes in general economic conditions or changes generally affecting the industry in which the Company operates (provided that such changes do not affect the Company in a materially disproportionate manner); or (b) the Company’s ability to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

Section 6.2	Accounts and Reports.

The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and provide, at its sole expense, to the Secured Party the following:

(b)           as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Company in excess of $25,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $25,000, including any received from any person acting on behalf of the Secured Party or beneficiary thereof, except for supplier requests in the normal course of business for payment of past due accounts payable invoices so long as such past due amounts do not exceed in the aggregate $25,000 at any time; and

(c)           within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Company, or submitted to or filed by the Company with any governmental authority involving or affecting (i) the Company that could have a Material Adverse Effect; (ii) the Obligations; or (iii) any part of the Pledged Collateral.

Section 6.2.	Maintenance of Books and Records; Inspection.

The Company shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, during business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the Pledged Collateral), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof.

Section 6.3.	Maintenance and Insurance.

(a)           The Company shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition, making all necessary repairs thereto and renewals and replacements thereof.

(b)           The Company shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Company deems reasonably necessary to the Company’s business, (i) adequate to insure all assets and properties of the Company, which assets and properties are of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Company; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with adequate, financially sound and reputable insurers.

Section 6.4.	Contracts and Other Collateral.

The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

Section 6.5.	Defense of Collateral, Etc.

The Company shall defend and enforce its right, title and interest in and to any part of:  (a) the Pledged Collateral; and (b) if not included within the Pledged Collateral, those assets and properties whose loss could have a Material Adverse Effect, the Company shall defend the Secured Party’s right, title and interest in and to each and every part of the Pledged Collateral, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

Section 6.6.	Payment of Debts, Taxes, Etc.

The Company shall pay, or cause to be paid, all of its indebtedness and other liabilities and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it, upon any of its assets and properties on or before the last day on which the same may be paid without penalty, as well as pay all other lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due

Section 6.7.	Taxes and Assessments; Tax Indemnity.

The Company shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

Section 6.8.	Compliance with Law and Other Agreements.

The Company shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound.  Except as set forth in its cash flow projections provided to the Secured Party as set forth in the Subscription Agreement, without limiting the foregoing, the Company shall pay all of its indebtedness promptly in accordance with the terms thereof.

Section 6.9.	Notice of Default.

The Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement or the Debenture, promptly upon the occurrence thereof.

Section 6.10.	Notice of Litigation.

The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $25,000, instituted by any persons against the Company, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Company on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Company.

ARTICLE 7.

NEGATIVE COVENANTS

The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing:

Section 7.1.	Indebtedness.

Other than in the ordinary course of business consistent with past practice, the Company shall not directly or indirectly permit, create, incur, assume, permit to exist, increase, renew or extend on or after the date hereof any indebtedness on its part, including commitments, contingencies and credit availabilities, or apply for or offer or agree to do any of the foregoing.

Section 7.2.	Liens and Encumbrances.

Other than in the ordinary course of business consistent with past practice,  and except for such assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance as is outstanding on the date of this Agreement, the Company shall not directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property or of the Company’s capital stock, or offer or agree to do so, or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement), or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Collateral or the Company’s capital stock; or enter into any sale-leaseback financing respecting any part of the Pledged Collateral as lessee, or cause or assist the inception or continuation of any of the foregoing.

Section 7.3.	Certificate of Incorporation, By-Laws, Mergers, Consolidations, Acquisitions and Sales.

Other than in the ordinary course of business consistent with past practice, without the prior express written consent of the Secured Party, the Company shall not:  (a) Amend its Certificate of Incorporation or By-Laws; (b) issue or sell its stock, stock options, bonds, notes or other corporate securities or obligations; (c) be a party to any merger, consolidation or corporate reorganization, (d) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (e) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (f) create any subsidiaries nor convey any of its assets to any subsidiary.

Section 7.4.	Management, Ownership.

The Company shall not materially change its ownership, executive staff or management without the prior written consent of the Secured Party.  The ownership, executive staff and management of the Company are material factors in the Secured Party's willingness to institute and maintain a lending relationship with the Company.

Section 7.5.	Dividends, Etc.

The Company shall not declare or pay any dividend of any kind, in cash or in property, on any class of its capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of the Secured Party.

Section 7.6.	Guaranties; Loans.

Other than in the ordinary course of business, and except for such guarantees or liabilities as are outstanding on the date of this Agreement, the Company shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for (i) the indebtedness currently secured by the liens identified on the Pledged Collateral identified on Exhibit A hereto and (ii) the endorsement of negotiable instruments payable to the Company for deposit or collection in the ordinary course of business.  The Company shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

Section 7.7.	Debt.

Other than in the ordinary course of business, and except for such indebtedness as is outstanding on the date of this Agreement, without the prior written approval of Secured Party, the Company shall not create, incur, assume or suffer to exist any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000 (excluding any indebtedness of the Company to the Secured Party, trade accounts payable and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable to the Company, respectively for deposit or collection in the ordinary course of business).

Section 7.8.	Conduct of Business.

The Company will continue to engage in the business of the Company in the same manner as heretofore conducted and only in the ordinary course consistent with past practice.

Section 7.9.	Places of Business.

The location of the Company’s chief place of business is at the address set forth in  Section 8.1 hereof.  The Company shall not change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party or move any of the Pledged Collateral from its current location without thirty (30) days' prior written notice to the Secured Party in each instance.

ARTICLE 8.

MISCELLANEOUS

Section 8.1.	Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on:  (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:	Cargo Connection Logistics Holding, Inc.
P.O. Box 248
East Meadow, NY 11554

Attention: Scott Goodman

With a copy to:	Anslow & Jaclin, LLP
195 Route 9, Suite 204
Manalapan, NJ 07726

Telephone: (732) 409-1212
Facsimile: (732) 577-1188

And if to the Company:	Zerosmoke North America2401 PGA Boulevard Suite 248 Palm Beach Gardens, FL 33410

Any party may change its address by giving notice to the other party stating its new address.  Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2.	Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.3.	Expenses.

In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with:  (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

Section 8.4.	Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith.  Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

Section 8.5.	Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations; and (ii) be binding upon the Company and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns.  Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

Section 8.6.	Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7.	Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Florida and expressly consent to the jurisdiction and venue of the Florida State Court sitting in Broward County, Florida and the United States District Court for the Southern District of Florida for the adjudication of any civil action asserted pursuant to this Paragraph.

Section 8.8.	Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 8.9.	Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

COMPANY:
ZEROSMOKE NORTH AMERICA INC.

By: /s/ Paolo Internicola
Name: Paolo Internicola
Title: CEO

SECURED PARTY:
CARGO CONNECTION LOGISTICS HOLDING, INC.

By:
Name: Scott Goodman
Title: CEO

EXHIBIT A

DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, all of the Company’s and its current or future subsidiaries’ assets, including specifically the following Pledged Property of the Company (which term for purposes of this Exhibit shall be deemed to include all current or future acquired subsidiaries):

(a)           All of that certain inventory currently maintained by the Zerosmoke North America Inc., and its affiliates.

(b)          Those items on the attached inventory list.

From time-to-time, the Secured Party may grant limited releases or subordination with regard to certain parts related to the Company’s construction of its vehicles, with such limited release being in favor of a party providing financing for a specific part or piece of inventory.

SECURED PROMISSORY NOTE

US$25,000.00 March 12, 2010

FOR VALUE RECEIVED, the undersigned, ZEROSMOKE NORTH AMERICA, INC., a Florida corporation (“ZeroSmoke or “Borrower”)  hereby, promises to pay to the order of Cargo Connection Logistics Holding, Inc., a Florida corporation (the “Lender”), the aggregate unpaid principal amount of Twenty-Five Thousand Dollars (US$25,000.00) (the “Principal Amount”) pursuant to this promissory note (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, the “Note”), together with all accrued but unpaid interest on the principal balance of this Note from time to time outstanding from the Funding Date until payment in full, without set-off, deduction or counterclaim, at the rate and at the times set forth herein.

1. Defined Terms.

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

(b) “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of Florida.

(c) “Extension Maturity Date” shall mean (i) the date that is six months from the Original Maturity Date, and (ii) in the event that the Note is renewed and extended beyond the Original Maturity Date, the date that is six months from the previous Extension Maturity Date; subject to the Final Maturity Date.

(d) “Funding Date” shall mean the date that Lender delivers the Principal Amount to the Borrower.

(e) “Original Maturity Date” shall mean the date that is three months from the Funding Date.

(f) “Person” shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(g) “Prime Rate” shall mean the highest “Prime Rate” as published in the Wall Street Journal’s “Money Rates” table, which is described as the base rate on corporate loans at large U.S. money center banks.

(h) “Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity.

2.   Commitment, Use of Proceeds, Funding.  The Lender agrees, subject to the terms and conditions of this Note, to loan to the Borrowers the Principal Amount, which shall be used by the Borrowers for those expenses as set forth on Schedule A attached hereto. The use of the net proceeds of this Note received by the Borrowers (excluding any interest prepaid on the Funding Date) shall be in proportion to those specific line items set forth in Schedule A.  Any amendment, revision or change to Schedule A shall require the prior written consent of Lender and the Borrowers. The Lender shall deliver the Principal Amount (subject to adjustment for costs and expenses as set forth in Section 13(e)), on the Funding Date, via wire transfer in immediately available funds, to an account designated by the Borrowers.

3.   Interest.

(a) Calculation of Interest; Payments.

The Borrowers promise to pay interest quarterly on the Principal Amount of this Note to Lender at the rate and in the manner specified herein.  Subject to Section 11(a) hereof, interest shall accrue at 20% per annum (the “Interest Rate”) on the outstanding balance of this Note (including accrued but unpaid interest and all other sums due under this Note) during the period this Note is outstanding.  For purposes of calculating interest accrued hereon at the Interest Rate, the Interest Rate shall be calculated on the basis of the actual days elapsed over a 365-day year, as the case may be, from the Funding Date.  At all times accrued but unpaid interest, if any, and all other sums due under this Note, shall be deemed part of the unpaid principal balance of this Note.

(b) Maximum Interest Rate.  In no event shall the interest rate payable with respect to this Note exceed the maximum rate of interest permitted to be charged under applicable law (the “Maximum Rate”).  If the amount of interest payable for the account of the Lender exceeds the Maximum Rate, the amount of interest payable for Lender’s account on such Interest Payment Date shall automatically be reduced to the Maximum Rate.

4.   Payments.

(a) Payments of Principal and Interest.   The outstanding balance due under this Note, including all principal and accrued but unpaid interest and all other sums due under this Note, shall be paid by the Borrowers to the Lender on the later to occur of (i) the Original Maturity Date, or (ii) on the last Extension Maturity Date where this Note remains outstanding; provided, however, that the outstanding balance due under this Note, including all principal and accrued but unpaid interest and all other sums due under this Note, shall become fully, finally and absolutely due and payable to the Lender no later than the Final Maturity Date.

All such payments shall be paid by the Borrowers to the Lender in cash by wire transfer in immediately available funds to an account designated by the Lender.  If the designated payment date is not a Business Day, such payment shall be made on the next succeeding Business Day.

(b) Prepayment. The Borrowers may at any time prepay, in whole or in part and without penalty, the outstanding principal balance of this Note, plus accrued but unpaid interest thereon.  All payments made hereunder shall be applied first in reduction of current interest due (if any), and any remaining amount in the reduction of the outstanding principal balance.

5.   Acceleration.  If while this Note remains outstanding there occurs a Sale of a Borrower (as hereafter defined), then the entire outstanding principal amount of and accrued but unpaid interest on this Note shall immediately become due and payable unless waived in writing by the Lender.  For purposes hereof, “Sale” shall mean a single transaction or a series of related transactions having the effect of (i) the sale, exchange or other transfer of all or substantially all of the assets, rights and properties (including, but not limited to the Intellectual Property) of a Borrower, (ii) the merger or consolidation, amalgamation or other similar transaction in which a Borrower is a participant, or (iii) the sale, exchange or other transfer of a majority of the issued and outstanding securities of a Borrower.

6.   Security.  The full payment by the Borrowers to the Lender of the entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be secured by certain collateral (the “Collateral”) as set forth in that certain Security Agreement, dated the date hereof and attached hereto as Exhibit A (the “Security Agreement”).

7.   Representations and Warranties.

The Borrowers represent and warrant as follows:

(a) Each Borrower, (i) is duly organized, validly existing and in good standing under the laws of the State of Florida, (ii) is duly qualified and in good standing as a foreign entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to enter into this Note, the Security Agreement (collectively, the “Loan Documents”) and to perform all of the obligations to be performed under the Loan Documents to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b) The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby are within such Borrower’s powers (corporate or otherwise), have been duly authorized by all necessary action, and do not (i) contravene such Borrower’s articles of incorporation or bylaws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, agreement, arrangement, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Borrower, any of its Affiliates or any of their  assets or properties, or (iv) except for the liens created under the Security Agreement, result in or require the creation or imposition of any lien upon or with respect to any of the assets or properties of such Borrower’s or any of its Subsidiaries.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by a Borrower of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated thereby or (ii) the grant by a Borrower of the liens granted by it pursuant to the Security Agreement.

(d) The Loan Documents when delivered hereunder will have been, duly executed and delivered by the Borrowers.  The Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms.

(e) There is no action, suit, investigation, litigation or proceeding affecting the Borrowers or any of their respective Subsidiaries, pending or threatened before any court, governmental agency or arbitrator that (i) could have a material adverse effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents.

(f) The Borrowers own, clear of any liens, mortgages, adverse claims, charges, security interests or other encumbrances, or is licensed or otherwise has the legally enforceable right to use, all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of the Borrowers’ business as currently conducted;

(i) no claims are pending or threatened that the Borrowers are  infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by and/or licensed to the Borrowers in connection with their operation of the business and there are no valid grounds for any such claims;

(ii) no person is infringing on or otherwise violating any right of the Borrowers with respect to any Intellectual Property owned by and/or licensed to the Borrowers in connection with the operation of the Borrowers’ business;

(iii) there are no valid grounds for any claim challenging the ownership or validity of any Intellectual Property owned by the Borrowers or challenging the Borrowers’ license or legally enforceable right to use any Intellectual Property licensed by it; and

(iv) all patents, registered trademarks, service marks and copyrights held by the Borrowers which are used in connection with the business are valid and subsisting.

(v) For purposes of this Note, “Intellectual Property” means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data); licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

(g) The Borrowers are the legal and beneficial owner of the Collateral free and clear of any lien, except for the liens and security interests created or permitted under the Loan Documents.

(h) The Borrowers are, and shall be after the consummation of the transactions contemplated hereby, solvent.

8.   Affirmative Covenants.  The Borrowers hereby covenant and agree that, for so long as there remains any outstanding and unpaid principal or interest under this Note, the Borrowers shall abide by the covenants and agreements set forth below in this Section 8.

(a) Further Assurances.  The Borrowers shall execute and deliver any and all documents and instruments in connection with the transactions contemplated by this Note, the Security Agreement, including without limitation, UCC financing statements and continuation statements, as the Lender shall require.

(b) Books and Records.  The Borrowers shall maintain their books and records in a true, accurate and commercially reasonable manner and grant to the Lender and the Lender’s employees, agents, accountants and attorneys, reasonable access thereto during normal business hours.  The Borrowers hereby specifically authorize (i) the Lender and the Lender’s employees, agents, accountants and attorneys to communicate directly with the accountant(s) for the Borrowers and (ii) such accountant(s) to disclose to the Lender any and all financial statements and other supporting financial documents and schedules (including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers), for the purpose of inspection and to make extracts therefrom at all reasonable times and as often as the Lender may reasonably require, and pay all reasonable and actual fees, costs and expenses of the Lender in connection therewith.

(c) Deliveries.  The Borrowers shall deliver to the Lender all quarterly and year end financial statements prepared by or on behalf of the Borrowers on or after the date hereof.  All such financial statements shall be prepared in a manner consistent with past practice or if different in the case of a Subsidiary of the Borrowers, consistent with the past practice of the Borrowers with respect to the preparation of financial statements for its Subsidiaries.

(d) Mark Books and Records.  The Borrowers shall appropriately record the Lender’s security interest upon the Collateral in the Borrowers’ books and records.

(e) Certain Expenses.  The Borrowers shall, upon demand of the Lender, pay all reasonable costs and expenses incurred by the Lender (including, without limitation, reasonable attorneys’ fees, filing fees and court costs) in perfecting, monitoring, inspecting, protecting or realizing upon the Collateral or otherwise enforcing or preserving any of its rights under or in connection with this Note, the Security Agreement.  Until the Lender is so reimbursed, such costs and expenses, including interest thereon at the Interest Rate, shall become part of the Obligations (as defined in the Security Agreement) and part of the unpaid principal of this Note.

(f) Notices.  The Borrowers shall, promptly, and in any event within three  (3) days after an officer of each Borrower obtains notice or knowledge thereof, give written notice to the Lender of:

(i) the occurrence of any event that constitutes an Event of Default (as defined herein) or an event that with notice or passage of time would constitute an Event of Default;

(ii) any pending or threatened litigation or governmental investigation or proceeding pending against a Borrower or any or their respective officers, directors or employees, that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of a Borrower;

(iii) any judgment or order against a Borrower or any of its Affiliates, final or otherwise, in an amount in excess of $25,000;

(iv) any setoff, claim, withholding or other defense to which any of the Collateral, or the Lender’s rights with respect to the Collateral, is subject; and

(v) any change in the name under which a Borrower conducts its business, any change of the location of the chief executive office of a Borrower and the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where any of the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

(g) Maintenance of Properties; Conduct of Business. The Borrowers shall maintain and keep, or cause to be maintained and kept, their properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times and continue to engage, and cause each of its Subsidiaries to continue to engage, in the businesses now conducted by them and in related businesses.

(h) Compliance With Laws.  The Borrowers shall comply with all laws, ordinances, regulations or other governmental restrictions applicable to the Borrowers, and maintain all permits, franchises, governmental authorizations, licenses and concessions required or proper to operate its or their businesses as they are currently being operated.

9.   Negative Covenants.  The Borrowers agree that, for so long as there remains any outstanding and unpaid principal or interest under this Note, the Borrowers shall abide by the restrictions and negative covenants set forth in this Section 9, unless the Borrowers first obtain the written consent of the Lender to allow the Borrowers to take the action that would otherwise result in a breach of this Section 9.

(a) Indebtedness.  Neither a Borrower nor any Subsidiary of a Borrower shall create, incur, assume, guarantee or suffer to exist any Indebtedness (as defined herein) except Indebtedness to the Lender or an Affiliate thereof.  Notwithstanding anything to the contrary set forth in this Section 9(a), Lender will not unreasonably withhold its consent for the Borrowers to incur additional Indebtedness.

(b) Liens.  Neither a Borrower nor any Subsidiary of a Borrower shall:

(i) create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, encumbrance, charge or other lien, security interest or any interest or title of any vendor, lessor, lender or other secured party (each, a “Lien”) upon any of the Collateral or any other property or assets of a Borrower whether now owned or hereafter acquired;

(ii) transfer any such property or assets or income or property therefrom for the purpose of subjecting the same to the payment of Indebtedness or the performance of any other obligation in priority to payment of its general creditors;

(iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or title retention or purchase money security agreement, device or arrangement;

(iv) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that, if unpaid, would by law or upon bankruptcy or insolvency, or otherwise, be entitled to any priority whatsoever over its general creditors; or

(v) sell, assign or otherwise transfer (except to the extent permitted by Section 9(c) hereof) any accounts (including accounts receivable), contractual rights, Intellectual Property, general intangibles, chattel paper or instruments, with or without recourse;

provided, however, that a Borrower may incur Liens (x) to the Lender in compliance with the terms hereof, and (y) imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as warehousemen’s, materialmen’s and mechanics’ liens and other similar liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of business (collectively, “Permitted Liens”).

(c) Dissolution, Sale of Assets; Recapitalizations.  The Borrowers shall not  dissolve, reorganize (including capital reorganizations), reclassify their capital stock, liquidate, acquire or sell any of their assets (including, but not limited to any Intellectual Property) to any Person or enter into any merger, consolidation, share exchange or business combination with any Person.

(d) Dividends; Restricted Payments.  Neither a Borrower nor any of its Affiliates shall declare or pay any dividends, purchase any stock, provide for any return of capital or any other dividends or make any distribution of any kind on, or purchase, redeem or otherwise retire any of the capital stock of, a Borrower or any of its Affiliates or set aside any sum for any such purpose, including, without limitation, any repurchase of any capital stock of a Borrower or any of its Affiliates, or make any prepayment or other repurchase of any Indebtedness of a Borrower or any of its Affiliates; provided, however, that any Affiliate of a  Borrower may make a distribution to a Borrower that is used solely to (A) pay any principal or interest due on this Note or (B) make a distribution that is used solely to repay or prepay this Note.

(e) Obligations Under the Note.  Neither a Borrower nor any Affiliate of a Borrower shall, by amendment of its Articles of Incorporation, or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Note, the Security Agreement, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Lender.

(f) Other Corporate Matters.  For so long as this Note is outstanding, the Borrower shall: (i) not, without the unanimous consent of its directors: (A) file a bankruptcy or insolvency petition or otherwise institute or cause to be instituted insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal beneficial ownership interest, (B) dissolve, liquidate, consolidate, merger, or sell substantially all of the Borrower’s assets or the assets of any other entity in which it has a direct or indirect legal beneficial ownership interest, or (C) amend its articles of incorporation or bylaws, which, in any event may not be amended without the prior written consent of the Lender.

For purposes of this Note, “Indebtedness” of any Person shall mean (i) all indebtedness for borrowed money; (ii) obligations under leases that, in accordance with generally accepted accounting principles constitute capital leases; (iii) notes payable and drafts accepted (including, without limitation, cash overdrafts) representing extensions of credit, whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than three months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (vi) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness of others, including, without limitation, any obligation to supply funds to, or in any manner to invest in, directly or indirectly, any Person, to purchase indebtedness or to insure the owner of indebtedness against loss; (vii) obligations in respect of letters of credit; and (viii) any interest rate exchange transaction, pursuant to which a third party has agreed to pay such Person an amount equal to the amount of interest on a notional amount of principal that would have been due and payable on such date.

10.   Events of Default.  The occurrence of any of the events set forth below in this Section 10 shall be an “Event of Default” under this Note.

(a) Nonpayment.  The Borrowers shall fail to pay, on or before five (5) Business Days after the date when due, any principal, interest or other amounts payable hereunder.

(b) Breach.

(i) The Borrowers or any Affiliate thereof shall default in the payment of any Indebtedness or other obligation owed to any Person other than the Lender, or default in the performance or observance of the material terms of any agreement, document or instrument pursuant to which such Indebtedness or other obligation pursuant to which such indebtedness or other obligation was created, secured or guaranteed, the effect of which default is to cause or permit the holder of such Indebtedness in excess of an aggregate amount of $25,000 or the obligee of such obligation to cause or permit the same to be due prior to its stated maturity; or

(ii) the Borrowers shall fail or shall have failed to comply with, observe, perform or otherwise breach any covenant, agreement, representation, warranty or other obligation to be performed by the Borrowers under this Note, the Pledge Agreement or the Account Control Agreement;

(iii) the Borrowers or any Affiliate thereof shall fail to comply with, observe, perform or otherwise breach any covenant, agreement, representation, warranty or other obligation to be performed by the Borrowers or such Affiliate under any material agreement  to which they or any of their Affiliates is a party, and such failure shall not be cured or waived in accordance with the terms thereof and the result of which is reasonably likely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrowers.

(c) Bankruptcy.

(i) The Borrowers or any Affiliate thereof shall suffer, or consent to or apply for, the appointment of a receiver, trustee, custodian, liquidator or other officer with similar powers to take possession of all or a substantial portion of its property or operate all or a substantial portion of their business or any of their property, or the Borrowers or any Affiliate thereof shall generally fail to pay its or their debts as they become due, or the Borrowers or any Affiliate thereof shall admit in writing their inability to pay their debts as they become due, or shall make a general assignment for the benefit of creditors;

(ii) the Borrowers or any Affiliate thereof shall file a voluntary petition in bankruptcy, or seek reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the United States Bankruptcy Code, Title 11 of the United States Code, as amended or recodified from time to time (the “Bankruptcy Code”) or under any state or federal law granting relief to debtors, whether now or hereafter in effect (or the board of directors shall adopt any resolution or otherwise authorize action to approve any of the foregoing); or

(iii) any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against the Borrowers or any Affiliate thereof.

(d) Judgments, Etc.  The entry of any judgment against the Borrowers or any Affiliate thereof, or any attachment, levy or execution against any property of the Borrowers or any Affiliate thereof, other than judgments, attachments, levies or executions that, individually or in the aggregate, do not have a material adverse effect on the business of the Borrowers.

(e) Dissolution or Liquidation.  The Borrowers or any Affiliate thereof  shall dissolve or liquidate, or there shall be commenced an action for the involuntary dissolution of the Borrowers or any Affiliate thereof that is not contested by an appropriate proceeding promptly instituted and diligently prosecuted.

(f) Collateral.  The Collateral or any material portion thereof shall be sold, transferred, conveyed, leased or encumbered without the prior written consent of the Lender (at the Lender’s sole discretion).  The Collateral or any material portion thereof shall be taken by, or shall be the subject of any pending or threatened proceeding seeking the taking thereof by, eminent domain or a purchase in lieu thereof.

(g) Post-Closing Covenants.  The Borrowers shall have failed to satisfy their obligations set forth in Section 12 hereof by the thirtieth (30th) day following the Funding Date.

11.   Remedies.

(a) Interest Rate Increase.  If an Event of Default occurs and is continuing 30 days after such Event of Default, the Interest Rate shall automatically increase from 20% per annum to 24.0% per annum on any remaining outstanding principal under this Note.   Upon any cure of an Event of Default, the Interest Rate shall revert to the Interest Rate on the first Business Day of the calendar month following the date of such cure.

(b) Acceleration.  If an Event of Default occurs and is continuing under Section 10 hereof, the unpaid principal amount of this Note shall become due and payable automatically and without any action by the Lender, together with any and all accrued interest thereon and all costs payable pursuant to this Note, without presentment, demand, protest, diligence, any additional notice whatsoever or other requirements of any kind, all of which are hereby expressly waived by the Borrowers except as otherwise required by applicable law.

(c) Enforcement.   If an Event of Default occurs and is continuing under Section 10 hereof, the Lender may, without notice to or demand upon the Borrowers, which are hereby expressly waived by the Borrowers, proceed to protect, exercise and enforce the rights and remedies of the Lender under the Note against the Borrowers, and such other rights and remedies as are provided by law or equity. Such proceeding may take place either by suit in equity or by action at law, or both, and may be for specific performance of any covenant or agreement contained in this Note or in the aid of the exercise of any power granted in this Note.

(d) Waiver.  If an Event of Default occurs and is continuing under Section 10 hereof, only the Lender may waive such Event of Default.

12.   Intentionally Omitted

13.   Miscellaneous.

(a) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(i) In any litigation in any court with respect to, in connection with, or arising out of this Note or any instrument or document delivered pursuant to this Note, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between the Borrowers and the Lender, the Borrowers to the fullest extent it may legally do so, (A) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (B) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE BORROWERS AGREE THAT THIS SECTION 13(a) IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND ANY CREDIT TO THE BORROWERS HEREUNDER IF THIS SECTION 13(a) WERE NOT PART OF THIS NOTE.

(ii) The Borrowers hereby irrevocably consents to the exclusive jurisdiction of any state court located within Palm Beach County, Florida or the United States District Court for the Southern District of Florida, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise.  In any such litigation, the Borrowers waive, to the fullest extent they may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Borrowers, at the Borrowers’ address set forth on the signature page hereto.  The Borrowers hereby waive, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(b) Notice.  Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above for the Lender or set forth on the signature page for the Borrower (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first Business Day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (ii) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually delivered to the addressee. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

(c) Renewal; Amendments and Modification.  This Note may be  renewed and extended by the Lender for additional three-month periods following the Original Maturity Date provided that no Event of Default has occurred and is continuing.  Notwithstanding the foregoing, this Note may be renewed for a maximum of up to one (1) additional three-month periods provided that no Event of Default has occurred and is continuing. For the avoidance of doubt, this Note cannot be extended or renewed beyond and all outstanding principal and interest  and all other sums due to Lender under this Note will become absolutely and fully due and payable on September 12, 2010 (the “Final Maturity Date”).  Lender will provide written notice of its intention to extend and renew this Note prior to the applicable maturity date.  No provision hereof may be altered, amended, waived or limited except by written instrument expressly referring to this Note and to such provision and executed by the Borrowers and the Lender.  None of the terms or provisions of this Note shall be deemed to have been abrogated, modified or waived by reason of any forbearance on the part of the Lender or by reason of any failure or failures to enforce the same.

(d) Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of Florida applicable hereto).

(e) Expenses.  The Borrowers shall be responsible to pay the aggregate amount of all costs and expenses (including, without limitation, reasonable legal fees, accountants fees, due diligence fees and stamp taxes), incurred by the Lender in connection with the negotiation and preparation of the transactions contemplated by this Note and the Pledge Agreement.  Payment of the Lender’s costs and expenses described above shall be made on the Funding Date and allocated and set forth on the funds flow memorandum.  The Borrowers shall also be responsible to pay on demand all costs and expenses which may be incurred by Lender associated with the monitoring, review, inspections of records and the Collateral (as defined in the Pledge Agreement), amendments, modifications, extensions, perfection, protection, enforcement and adjudication of this Note and the Pledge Agreement (including, without limitation, reasonable legal fees and accountants fees).

(f) Captions.  The section and paragraph headings contained in this Note are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Note.

(g) Assignment.  This Note may be assigned by the Lender without the consent of, or notice to, the Borrowers and any assignee of this Note shall be deemed the “Lender” for all purposes hereunder.  This Note and any obligations hereunder may not be assigned by the Borrowers.  This Note and all obligations of the Borrowers hereunder shall be binding upon the successors of the Borrowers, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender, and its successors and assigns.

(h) Presentment.  Presentment for payment, notice of dishonor, protest and notice of protest are hereby each waived by the Borrowers.  Any other waiver or consent respecting this Note shall be effective only if in writing and granted by the Lender and then only in the specific instance and for the specific purpose for which given. No such other waiver or consent shall be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Lender at any time or times to require performance of, or to exercise the Lender’s rights with respect to, any term or provision of this Note in no manner shall affect the Lender’s right at a later time to enforce any such term or provision. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand. All rights, powers, privileges, remedies and other interests of the Lender under this Note and applicable law are cumulative and not alternatives.

(i) Entire Agreement.  This Note, together with the Pledge Agreement, contain the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

(j) Severability.  Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first written above.

ZEROSMOKE NORTH AMERICA, INC.

By:    /s/ Paolo Internicola
Name: Paolo Internicola
Title:   President

SCHEDULE A

Rent $1,305.00
Federal Express $200.00
UPS $39.43
Dr Frank settlement payment 3 of 4 $5,000.00
ECRM Trade show $7,150.00
Travel for trade show $1,250.00
Product development $3,500.00
Lease for copy machine $1,200.00
Telemarketing $1,200.00
Susan Vonachen salary $750.00
FPL $200.00
Cable $ 75.00
Phone $350.00
CPA $125.00
Office Alarm $158.00
Datapak Services Fulfillment $ 2,500.00

A-1

EXHIBIT A

SECURITY AGREEMENT

A-2